UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 24, 2014

CKX Lands, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Louisiana

(State or Other Jurisdiction of Incorporation)

1-31905	72-0144530
(Commission File Number)	(IRS Employer Identification No.)

1508 Hodges Street, Lake Charles, LA	70601
(Address of Principal Executive Offices)	(Zip Code)

(337) 493-2399

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐Pre -commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐Pre -commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders was held on April 24, 2014. The following matters were voted upon:

1.	Election of Directors.

Shares voted on this matter are summarized as follows: 1,083,639 For/Against, no Abstentions and 355,716 Non-Vote.

The following table summarizes the vote tabulation for each nominee:

	Number of Shares
Nominee	For	Against

Brian R. Jones	1,067,332	16,307
Laura A. Leach	1,069,233	14,406
B. James Reaves, III	1,067,232	16,407
Mary W. Savoy	990,468	93,171
William Gray Stream	916,729	166,910
Charles D. Viccellio	917,714	165,925
Mary Leach Werner	918,515	165,124
Michael B. White	1,069,232	14,407

All nominees were elected to hold office until their successors are elected and qualified.

2.	Ratification of Appointment of Independent Registered Public Accounting Firm.

The Audit Committee of the Board has appointed McElroy, Quirk & Burch, APC as independent registered public accounting firm for the year ending December 31, 2014.

The following table summarizes the vote tabulation for the ratification of this appointment:

For	1,400,944
Against	38,250
Abstentions	161
Non-Vote	0

The matter was ratified.

3.	Advisory Vote on the Company’s Executive Compensation.

The following table summarizes the vote tabulation for the advisory vote to approve the compensation of the Company’s named executive officer:

For	995,220
Against	26,802
Abstentions	61,617
Non-Vote	355,716

The matter was approved.

4.	Frequency of Future Advisory Votes on Named Executive Officer Compensation.

The following table summarizes the vote tabulation for the selection of the frequency of the advisory vote on the named executive officer compensation:

One Year	927,802
Two Years	50,196
Three Years	78,218
Abstentions	27,423
Non-Vote	355,716

An advisory vote on the named executive officer compensation will be held every year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CKX Lands, Inc.

Date: April 24, 2014	By:	/s/ Brian R. Jones
Brian R. Jones
President and Treasurer